Exhibit 4.3

NUMBER

Free and Clear Equity, Inc.
COMMON SHARES		CUSIP
SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE OF $.01 PER SHARE, OF

FREE AND CLEAR EQUITY, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED: OLDE MONMOUTH STOCK TRANSFER CO., INC. (Atlantic Highlands, New Jersey)		PRESIDENT
TRANSFER AGENT
AND REGISTRAR
SECRETARY
BY:
AUTHORIZED SIGNATURE

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

The shares represented by this certificate are subject to restrictions on beneficial ownership and constructive ownership and transfer for the purpose of the Corporation’s maintenance of its qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended subject to certain further restrictions and except as provided in the Corporation’s Certificate of Amended and Restated Articles. During the period commencing on the date the Corporation has elected to be classified as a REIT and ending on the termination date of such REIT classification, no person may beneficially or constructively own shares of stock that could result in the Corporation failing to qualify as a REIT and any transfer of shares of stock, that if effective, would result in the Corporation’s failure to qualify as a REIT shall be null and void. The Corporation may require a statement or affidavit from any shareholder or proposed transferee of shares setting forth the number of shares owned by such person and any related person.

The following abbreviations, when used in the inscription on the fact of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT – Custodian
TEN ENT	–	as tenants by the entireties	(Cust) (Minor)
JT TEN	–	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as tenants	Act
		in common	(State)
UNIF TRF MIN ACT – Custodian (until age)
(Cust)
Under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                                                                                            hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signatures(s) Guaranteed

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15